Exhibit 10.3

AMENDMENT TO

ATLAS AIR WORLDWIDE HOLDINGS, INC.

BENEFITS PROGRAMS FOR SENIOR EXECUTIVES,

SENIOR VICE PRESIDENTS AND

VICE PRESIDENTS AND STAFF PRESIDENTS

This amendment (this “Amendment”) to each of (i) the Atlas Air Worldwide Holdings, Inc. (the “Company”) Benefits Program for Senior Executives (the “EVP Benefits Program”), (ii) the Atlas Air Worldwide Holdings, Inc. Benefits Program for Senior Vice Presidents (the “SVP Benefits Program”) and (iii) the Atlas Air Worldwide Holdings, Inc. Benefits Program for Vice Presidents and Staff Vice Presidents (the “VP Benefits Program” and, collectively with the EVP Benefits Program and the SVP Benefits Program, the “Specified Programs”), effective September 16, 2022, amends certain terms of the Specified Programs as set forth below.

Pursuant to Sections XV, XIV and XIV of the EVP Benefits Program, SVP Benefits Program and VP Benefits Program, respectively, each such Specified Program shall be amended as set forth in this Amendment. Other than as amended below, each Specified Program shall remain unchanged.

1.
The following sentence shall be added to the end of Section V.A of the EVP Benefits Program:

“Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Benefits Program or in any other plan, program or arrangement, the Continued Health Insurance Coverage described in this Section V may not be revoked, rescinded, terminated or amended in any manner that is adverse to the Executive following a Change in Control of Holdings.”

2.
Notwithstanding anything to the contrary contained in the EVP Benefits Program, the individuals listed on Appendix A hereto shall be eligible for the Continued Health Insurance Coverage under Section V of the EVP Benefits Program and shall have a vested right to such coverage upon termination of employment under the circumstances set forth therein.
3.
The reference in each of Section VI.A of the EVP Benefits Program and Section V.A of the SVP Benefits Program and the VP Benefits Program to the “the twelve-month period immediately following a Change of Control of Holdings” shall be deleted and replaced with the following:

“the eighteen-month period immediately following a Change in Control of Holdings”.

4.
The following sentence shall be added to the end of Section VI.A of the EVP Benefits Program:

“Without limiting the generality of the foregoing, for the avoidance of doubt, the compensation and benefits described in this Section VI may not be revoked,

rescinded, terminated or amended in any manner that is adverse to the Executive following a Change in Control of Holdings during the eighteen-month period immediately following a Change in Control of Holdings.”

5.
The following sentence shall be added to the end of Section V.A of the SVP Benefits Program and the VP Benefits Program:

“Without limiting the generality of the foregoing, for the avoidance of doubt, the compensation and benefits described in this Section V may not be revoked, rescinded, terminated or amended in any manner that is adverse to the Participating Executive following a Change in Control of Holdings during the eighteen-month period immediately following a Change in Control of Holdings.”

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Exhibit 10.3

IN WITNESS WHEREOF, this Amendment to the Atlas Air Worldwide Holdings, Inc. Benefits Program for Senior Executives, the Atlas Air Worldwide Holdings, Inc. Benefits Program for Senior Vice Presidents and the Atlas Air Worldwide Holdings, Inc. Benefits Program for Vice Presidents and Staff Vice Presidents is executed for and on behalf of the Company, effective as of September 16, 2022.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By: /s/ Adam R. Kokas

Name: Adam R. Kokas

Title: Executive Vice President, General Counsel & Secretary

Exhibit 10.3

EVP Benefits Program

Continued Health Insurance Coverage Participation

1.
Michael T. Steen
2.
Adam R. Kokas
3.
Spencer Schwartz